Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma financial information has been derived from Sequential’s, Heelys’ and Brand Matter’s respective historical audited consolidated financial statements as of and for the year ended December 31, 2012.

The unaudited pro forma condensed combined financial statements give effect to (i) the proceeds received from Sequential’s private placement transaction, (ii) the Merger Transaction (as defined below), (iii) the Brand Matter Acquisition (as defined below), (iv) the TCP Conversion (as defined below) and (v) the related fees and expenses of each (collectively, the “Transactions”). The unaudited pro forma condensed combined financial statements are intended to show how the Transactions might have affected the historical financial statements of Sequential if the Transactions had been completed at an earlier time.  The unaudited pro forma adjustments are based upon certain assumptions that we believe are reasonable, as set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma adjustments reflecting the completion of the Merger Transaction and the Brand Matter Acquisition are based upon the acquisition method of accounting in accordance with U.S. generally accepted accounting principles.

The unaudited pro forma condensed combined balance sheet as of December 31, 2012 combines Heelys’, Brand Matter’s and Sequential’s historical consolidated balance sheets, each as of December 31, 2012, giving effect to the Transactions as if the Transactions had occurred on December 31, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines Heelys’, Brand Matter’s and Sequential’s historical consolidated statements of operations for their respective years each ended December 31, 2012, giving effect to the Transactions as if the Transactions had occurred on January 1, 2012.

The historical consolidated financial data has been adjusted to give effect to pro forma events that are (i) directly attributable to the Transactions, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and liabilities assumed using information available to date and have been prepared to illustrate the estimated effect of the Transactions and certain other adjustments. The actual adjustments described herein are expected to change based upon the finalization of valuations related to the Merger Transaction and the Brand Matter Acquisition.

The pro forma adjustments included herein are subject to change depending on changes in the components of assets acquired and liabilities assumed and as additional information becomes available and additional analyses are performed. The final allocations of the purchase prices of Heelys and Brand Matter will be determined after completion of a thorough analysis to determine the fair value of Heelys’ and Brand Matter’s tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the estimated fair values of the net assets acquired may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact our statement of operations. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Sequential would have been had the Transactions occurred at an earlier date, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined balance sheet and statement of operations should be read in conjunction with the historical consolidated financial statements and related notes thereto contained in Sequential’s 2012 Annual Report on Form 10-K, filed on April 1, 2013, with the Securities and Exchange Commission (the “SEC”), the historical consolidated financial statements and related notes of Heelys, contained in Sequential’s Current Report on Form 8-K/A, filed on April 5, 2013, with the SEC and the historical financial statements and related notes of Brand Matter, included elsewhere in this report.

Actual results may be materially different from the pro forma information presented.

The Private Placement Transaction

On December 21, 2012, Sequential entered into a securities purchase agreement (the “Purchase Agreement”) with a select group of accredited investors (the “Investors”), pursuant to which Sequential agreed to sell to the Investors an aggregate of 4,966,667 shares of Sequential’s common stock, par value $0.001 (the “Securities”), at a purchase price of $4.50 per share, for a total offering amount of approximately $22.4 million (the “Offering”). Net proceeds, after the payment of legal and other expenses, amounted to approximately $21.3 million. The Offering was consummated on January 9, 2013 and a portion of the proceeds was used to fund the Merger Transaction.

Sequential will register the underlying shares of common stock sold in the Offering as soon as practicable, but in any event no later than 120 days, following the completion of the Offering (such date, the “Filing Deadline”) and will use its best efforts to have such registration statement declared effective no later than 90 days after the Filing Deadline if Sequential receives comments from the SEC, or 30 days after the Filing Deadline, if Sequential does not receive comments from the SEC (such applicable date, the “Effectiveness Deadline”).  If Sequential fails to meet the Filing Deadline or the Effectiveness Deadline, subject to certain grace periods provided for in the Registration Rights Agreement, dated as of January 9, 2013, by and among Sequential and the Investors parties thereto, Sequential will be required to pay certain liquidated damages to the Investors. The Registration Rights Agreement also provides for customary indemnification and contribution provisions, as well as customary restrictions such as suspension periods. In the event the Investors no longer hold “Registrable Securities,” as defined in the Registration Rights Agreement, notwithstanding the foregoing, Sequential may no longer be obligated to register the Securities with the SEC.

The Merger Transaction

On January 24, 2013, Sequential completed its acquisition of Heelys (the “Merger Transaction”) pursuant to the agreement and plan of merger (“the Heelys Merger Agreement”), dated as of December 7, 2012, by and among Heelys, Sequential and Wheels Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Sequential. In accordance with the Heelys Merger Agreement, each share of Heelys common stock issued and outstanding immediately prior to the effective time of the Merger Transaction was automatically cancelled and converted into the right to receive an amount of cash equal to $2.25 per share or, in the aggregate, approximately $63.0 million. The purchase was funded with cash and investments from both Heelys and Sequential. In connection with the Merger Transaction, Sequential incurred legal and other costs related to the transaction of approximately $1.6 million. The Merger Transaction was effected in order to develop and build Sequential’s diversified portfolio of consumer brands. Sequential plans to transition Heelys operations from a wholesale business model to a licensing and brand management model.

The Brand Matter Acquisition

On March 28, 2013, Sequential entered into a purchase agreement (the “Purchase Agreement”), by and among Sequential, ETPH Acquisition, LLC, a Delaware limited liability company (“ETPH”) and Brand Matter, pursuant to which Sequential acquired from ETPH all of the issued and outstanding equity interests of Brand Matter (the “Brand Matter Acquisition”). Under the terms of the Purchase Agreement, Sequential paid ETPH an aggregate purchase price consisting of (i) approximately $62.3 million in cash subject to adjustment as set forth in the Purchase Agreement, (ii) approximately 2.8 million shares of Sequential’s common stock, par value $0.001 and (iii) 5-year warrants to purchase up to an aggregate of 125,000 shares of Sequential common stock at an exercise price equal to $10.00 per share (the “Purchase Price”). Shares of Sequential Common Stock issued as part of the Purchase Price were issued in a private placement transaction conducted pursuant to Section 4(a)(2) or Regulation D promulgated under the Securities Act of 1933, as amended.

In connection with the Purchase Agreement and the transactions contemplated thereby, Sequential has entered into (i) a first lien term-loan agreement, dated as of March 28, 2013, with Bank of America, N.A. (“BofA”) (the “First Lien Loan Agreement”) which provides for term loans of up to $45.0 million (the “First Lien Term Loans”) and (ii) a second lien term-loan agreement, dated as of March 28, 2013, with Pathlight Capital, LLC (“Pathlight”) (the “Second Lien Loan Agreement” and, together with the First Lien Loan Agreement, the “Loan Agreements”), which provides for term loans of up to $20.0 million (the “Second Lien Term Loans” and, together with the First Lien Term Loans, the “Term Loans”). The proceeds from the Term Loans were used to fund the Brand Matter Acquisition pursuant to the terms of the Purchase Agreement, to repay existing debt, to pay fees and expenses in connection with the foregoing, to finance capital expenditures and for the general corporate purposes of Sequential and its subsidiaries. In connection with the Second Lien Loan Agreement, Sequential issued 5-year warrants to Pathlight to purchase up to an aggregate of 285,160 shares of Sequential Common Stock at an exercise price equal to $4.50 per share, pursuant to the warrant purchase agreement entered into as of March 28, 2013 by and between Pathlight and Sequential (the “Warrant Agreement”).

The Term Loans were drawn in full on March 28, 2013. The Loan Agreements terminate, and all loans then outstanding under each Loan Agreement, must be repaid on March 28, 2018. Sequential is required to make quarterly scheduled amortization payments of the Term Loans prior to the maturity of the Loan Agreements in an amount equal to (x) in the case of the First Lien Loan Agreement, $1.5 million and (y) in the case of the Second Lien Loan Agreement, $500,000. The First Lien Term Loans bears interest, at Sequential’s option, at either (a) 4.00% per annum plus adjusted LIBOR or (b) 3.00% per annum plus the Base Rate, as defined in the applicable Loan Agreement. The Second Lien Term Loans will bear interest at 12.75% per annum plus adjusted LIBOR.

Conversion of Variable Rate Senior Secured Convertible Debentures

On March 28, 2013, in connection with the Brand Matter Acquisition, TCP WR Acquisition, LLC (“TCP”) elected to convert the aggregate principal amount outstanding under Sequential’s variable rate senior secured convertible debentures due January 15, 2015 (the “Debentures”) into shares of Sequential common stock at a conversion rate of $2.625 per share (the “TCP Conversion”). At the time of the TCP Conversion, the aggregate principal amount outstanding under the Debentures was $14,500,000 plus accrued and unpaid interest. Sequential issued 5,523,810 shares of its common stock in the TCP Conversion. In connection with the TCP Conversion, Sequential also redeemed all of the 14,500 issued and outstanding shares of Series A Preferred Stock held by TCP for an aggregate redemption price of $14.50 pursuant to the Designation of Rights, Preferences and Limitations for the Series A Preferred Stock.

Pro Forma Condensed Combined Balance Sheet

December 31, 2012

(Unaudited)

		Pro Forma										Pro Forma
	Sequential	Adjustments	Heelys	Pro Forma Adjustments		Brand Matter			Pro Forma Adjustments			Condensed
	Historical	(a)	Historical	(b)	(c)	Historical	(d)	(e)	(f)	(g)	(h)	Combined
Current Assets:
Cash and cash equivalents	$2,624,243	$21,212,000	$38,887,000	$(7,091,867)	$(38,887,000)	$952,375	$65,000,000	$-	$(61,347,625)	$-	$(952,375)	$20,396,751
Restricted cash	35,351	-	-	-	-	-	-	-	-	-	-	35,351
Investments	-	-	16,995,000	-	(16,995,000)	-	-	-	-	-	-	-
Accounts receivable	475,949	-	9,914,000	7,248,000	(9,914,000)	1,863,359	-	-	1,863,359	-	(1,863,359)	9,587,308
Inventory	-	-	-	-	-	-	-	-	-	-	-	-
Prepaid expenses and other current assets	516,541	-	1,153,000	1,153,000	(1,153,000)	251,536	-	-	251,536	-	(251,536)	1,921,077
Total current assets	3,652,084	21,212,000	66,949,000	1,309,133	(66,949,000)	3,067,270	65,000,000	-	(59,232,730)	-	(3,067,270)	31,940,487

Property and equipment, net of accumulated depreciation and amortization	-	-	328,000	328,000	(328,000)	108,249	-	-	108,249	-	(108,249)	436,249
Intangible assets, net of accumulated amortization	4,293,113	-	318,000	6,061,067	(318,000)	44,250,944	-	-	80,716,000	-	(44,250,944)	91,070,180
Goodwill	428,572	-	-	-	-	-	-	-	849,701	-	-	1,278,273
Deferred financing costs, net and other assets	598,519	-	10,000	10,000	(10,000)	443,733	1,972,750	-	146,486	-	(443,733)	2,727,755
Long-term assets held for disposition from discontinued operations of wholesale business	3,950	-	-	-	-	-	-	-	-	-	-	3,950
Total assets	$8,976,238	$21,212,000	$67,605,000	$7,708,200	$(67,605,000)	$47,870,196	$66,972,750	$-	$22,587,706	$-	$(47,870,196)	$127,456,894

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable and accrued expenses	$3,719,504	$-	$4,189,000	$4,189,000	$(4,189,000)	$2,358,961	$1,972,750	$30,368	$2,358,961	$2,593,000	$(2,358,961)	$14,863,583
Deferred license revenue, current portion	421,667	-	-	-	-	-	-	-	-	-	-	421,667
Current portion of long-term debt	-	-	-	-	-	5,000,000	8,000,000	-	-	-	(5,000,000)	8,000,000
Deferred income taxes/ Inc taxes payable	-	-	10,000	10,000	(10,000)	-	-	-	-	-	-	10,000
Current liabilities held for disposition from discontinued operations of wholesale business	956,920	-	-	-	-	-	-	-	-	-	-	956,920
Current liabilities held for disposition from discontinued operations of retail subsidiary	393,729	-	-	-	-	-	-	-	-	-	-	393,729
Total current liabilities	5,491,820	-	4,199,000	4,199,000	(4,199,000)	7,358,961	9,972,750	30,368	2,358,961	2,593,000	(7,358,961)	24,645,899

Long-Term Liabilities:
Deferred lease obligations	30,320	-	-	-	-	-	-	-	-	-	-	30,320
Long-term debt	-	-	-	-	-	21,750,000	55,730,975	-	-	-	(21,750,000)	55,730,975
Senior secured convertible debentures	3,502,267	-	-	-	-	-	-	(3,502,267)	-	-	-	-
Deferred tax liability	-	-	-	2,553,200	-	-	-	-	-	-	-	2,553,200
Other long term liabilities	-	-	956,000	956,000	(956,000)	-	-	-	-	-	-	956,000
Total long-term liabilities	3,532,587	-	956,000	3,509,200	(956,000)	21,750,000	55,730,975	(3,502,267)	-	-	(21,750,000)	59,270,495
Total liabilities	9,024,407	-	5,155,000	7,708,200	(5,155,000)	29,108,961	65,703,725	(3,471,899)	2,358,961	2,593,000	(29,108,961)	83,916,394

Stockholders’ (deficit) equity:
Preferred stock Series A, $0.001 par value	15	-	-	-	-	-	-	(15)	-	-	-	-
Common stock, $0.001 par value	2,876	4,967	28,000	-	(28,000)	-	-	5,524	2,834	-	-	16,200
Additional paid-in capital	14,789,736	21,207,033	66,883,000	-	(66,883,000)	-	1,269,025	14,494,476	20,225,911	-	-	71,986,182
Member's equity	-	-	-	-	-	18,761,235	-	-	-	-	(18,761,235)	-
Retained earnings / (Accumulated deficit)	(16,915,934)	-	(3,768,000)	-	3,768,000	-	-	(11,028,086)	-	(2,593,000)	-	(30,537,020)
Accumulated other comprehensive loss	-	-	(693,000)	-	693,000	-	-	-	-	-	-	-
Total stockholders’ (deficit) equity	(2,123,307)	21,212,000	62,450,000	-	(62,450,000)	18,761,235	1,269,025	3,471,899	20,228,745	(2,593,000)	(18,761,235)	41,465,362
Noncontrolling interest	2,075,138	-	-	-	-	-	-	-	-	-	-	2,075,138
Total (deficit) equity	(48,169)	21,212,000	62,450,000	-	(62,450,000)	18,761,235	1,269,025	3,471,899	20,228,745	(2,593,000)	(18,761,235)	43,540,500
Total liabilities and stockholders’ (deficit) equity	$8,976,238	$21,212,000	$67,605,000	$7,708,200	$(67,605,000)	$47,870,196	$66,972,750	$-	$22,587,706	$-	$(47,870,196)	$127,456,894

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

(Unaudited)

	Sequential	Heelys	Brand Matter	Pro Forma Adjustments		Pro Forma Adjustments	Pro Forma Condensed Combined	Pro Forma Adjustments		Pro Forma Condensed
	Historical	Historical	Historical	(a)		(b)	(c)	(d)	(e)	Combined
Net revenue	$5,273,945	$27,903,000	$10,953,221	$-		$-	$44,130,166	$(27,903,000)	$2,232,240	$18,459,406

Cost of sales	-	17,828,000	-	-		-	17,828,000	(17,828,000)	-	-

Operating expenses	11,811,927	21,041,000	4,629,128	(2,947,000)		259,500	34,794,555	(6,997,000)	-	27,797,555

(Loss) income from operations	(6,537,982)	(10,966,000)	6,324,093	2,947,000		(259,500)	(8,492,389)	(3,078,000)	2,232,240	(9,338,149)

Other (expense) income:
Other (expense) income	-	160,000	-	-		-	160,000	(160,000)	-	-
Interest expense, net	(828,945)	207,000	(1,135,073)	-		(3,993,282)	(5,750,300)	(207,000)	-	(5,957,300)
Total other (expense) income	(828,945)	367,000	(1,135,073)	-		(3,993,282)	(5,590,300)	(367,000)	-	(5,957,300)

(Loss) income before income taxes	(7,366,927)	(10,599,000)	5,189,020	2,947,000		(4,252,782)	(14,082,689)	(3,445,000)	2,232,240	(15,295,449)

Provision (benefit) for income taxes	26,998	110,000	-	-		-	136,998	-	-	136,998

(Loss) income from continuing operations	(7,393,925)	(10,709,000)	5,189,020	2,947,000		(4,252,782)	(14,219,687)	(3,445,000)	2,232,240	(15,432,447)

Discontinued Operations:
Loss from discontinued operations of wholesale business	(985,126)	-	-	-		-	(985,126)	-	-	(985,126)
Loss from discontinued operations of retail subsidiary	(795,181)	-	-	-		-	(795,181)	-	-	(795,181)
Net loss from discontinued operations	(1,780,307)	-	-	-		-	(1,780,307)	-	-	(1,780,307)

Net (loss) income	(9,174,232)	(10,709,000)	5,189,020	2,947,000		(4,252,782)	(15,999,994)	(3,445,000)	2,232,240	(17,212,754)

Noncontrolling interest in continuing operations	48,862	-	-	-		-	48,862	-	-	48,862

Net (loss) income attributable to common stockholders	$(9,125,370)	$(10,709,000)	$5,189,020	$2,947,000		$(4,252,782)	$(15,951,132)	$(3,445,000)	$2,232,240	$(17,163,892)

Basic and diluted loss per share:
Continuing operations	$(3.04)						$(0.90)			$(0.98)
Discontinued operations	$(0.74)						$(0.11)			$(0.11)
Attributable to common stockholders	$(3.78)						$(1.01)			$(1.09)

Basic and diluted weighted average common shares outstanding	2,413,199			13,324,073	(f)		15,737,272			15,737,272

Pro Forma Condensed Combined Balance Sheet Adjustments

(a)  Reflects the issuance and sale of 4,966,667 shares of Sequential’s common stock in a private placement transaction at $4.50 per share, for gross proceeds of approximately $22.4 million, net of $1.1 million of offering costs in connection with the private placement transaction, or $21.3 million.

(b)  Reflects the allocation, on a preliminary basis, of cost associated with the Merger Transaction under the acquisition method of accounting as though the acquisition occurred on December 31, 2012. The adjustment for the Heelys purchase price allocation assumes that $7.5 million of cash from the private placement transaction (Note (a)) and $55.5 million of cash and investments from the Heelys historical balance sheet are used to finance the Merger Transaction. The preliminary allocation of the purchase price is as follows:

Total Consideration Paid by Sequential	$7,523,030

Allocated to:
Cash and cash equivalents	$431,163
Accounts receivable	7,248,000
Prepaid expenses and other current assets	1,153,000
Property and equipment	328,000
Trademarks	5,966,067
Patents	95,000
Other assets	10,000
Accounts payable and accrued expenses	(4,189,000)
Income taxes payable	(10,000)
Deferred tax liability	(2,553,200)
Other long term liabilities	(956,000)
Total Allocated Purchase Price	$7,523,030

For purposes of the pro forma financial statements, carrying value is deemed to approximate fair value. Accounts receivable are valued at the expected amount to be collected. The deferred tax liability of $2,553,200 was calculated using a 40% tax rate on the aggregate fair value of the trademarks acquired. Patents are expected to have an estimated useful life of 10 years. Trademarks are expected to have an indefinite useful life.

(c)	Reflects the elimination of Heelys’ historical balance sheet.

(d)	Reflects the $65,000,000 proceeds received under the Term Loans, deferred financing costs incurred in connection with the Term Loans of $1,972,750 and the debt discount of $1,269,025 recorded in connection with the warrants issued to Pathlight. The deferred financing costs and debt discount are being amortized to interest expense over the contractual term of the Term Loans (5 years).

(e)	Reflects the conversion of the $14,500,000 aggregate principal amount outstanding under the Debentures into 5,523,810 shares of Sequential common stock at a conversion rate of $2.625 per share, as well as the redemption of the 14,500 shares of Series A Preferred Stock held by TCP for an aggregate redemption price of $14.50. The conversion of the TCP Debentures was required in order to obtain the financing for the Brand Matter Acquisition. In connection with the TCP Conversion, the related unamortized debt discount of $11,028,086 is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the statement of operations since it is a nonrecurring charge resulting directly from the transaction.

(f)	Reflects the allocation, on a preliminary basis, of cost associated with the Brand Matter Acquisition under the acquisition method of accounting as though the acquisition occurred on December 31, 2012. The adjustment for the Brand Matter purchase price allocation assumes that $62.3 million of cash from the Term Loans was used to finance the Brand Matter Acquisition. The fair value of the common stock issued was determined using the closing market price of Sequential’s common stock on March 28, 2013. The fair value of the warrants issued was determined using the Black-Scholes option-pricing model. The preliminary allocation of the purchase price is as follows:

Cash paid	$62,300,000
Fair value of common stock issued (2,833,596 shares)	19,835,172
Fair value of warrants issued (125,000 warrants)	393,573
Total Consideration Paid by Sequential	$82,528,745

Allocated to:
Cash and cash equivalents	$952,375
Accounts receivable	1,863,359
Prepaid expenses and other current assets	251,536
Property and equipment	108,249
Trademarks	79,716,000
Customer agreements	1,000,000
Goodwill	849,701
Other assets	146,486
Accounts payable and accrued expenses	(2,358,961)
Total Allocated Purchase Price	$82,528,745

For purposes of the pro forma financial statements, carrying value is deemed to approximate fair value. In connection with the Brand Matter Acquisition, Brand Matter’s debt was fully repaid and therefore not included in the assumed liabilities. Customer agreements are expected to have an estimated useful life of four years. Trademarks are expected to have an indefinite useful life.

(g)	Reflects the direct, incremental costs of the acquisitions to be incurred in connection with the Merger Transaction of approximately $912,000 and the Brand Matter Acquisition of approximately $1,681,000. These have been accrued on the pro forma balance sheet at December 31, 2012 in accounts payable and accrued expenses, and are also included in accumulated deficit.

(h)	Reflects the elimination of Brand Matter’s historical balance sheet.

Pro Forma Condensed Combined Statement of Operation Adjustments

(a)	Reflects the direct, incremental costs of the acquisitions incurred as of December 31, 2012, of which $1,552,000 is recorded in Sequential’s statement of operations, $1,395,000 is recorded in Heelys’ statement of operations and $0 is recorded in Brand Matter’s statement of operations.

(b)	Operating expenses represent (1) the amortization of the value assigned to the patents acquired from Heelys over an estimated useful life of ten years and (2) the amortization of the value assigned to the customer agreements acquired from Brand Matter over an estimated useful life of four years. Interest expense represents (1) interest expense related to the Term Loans used to fund the Brand Matter Acquisition, calculated using the March 28, 2013 interest rate of 4.20% on the First Lien Term Loans and 12.95% on the Second Lien Term Loans, (2) amortization of the deferred financing costs and debt discount incurred in connection with the Term Loans, and (3) the elimination of the interest expense related to Brands Matter’s pre-acquisition debt that was satisfied upon the Brand Matter Acquisition.

(c)	Reflects the combined results of Sequential, Heelys and Brand Matter, less the direct, incremental costs of the acquisition, as if the Merger Transaction and the Brand Matter Acquisition had occurred on January 1, 2012.

The following pro forma adjustments reflect the effects of the transition of Heelys operations from a wholesale business model to a licensing and brand management model.

(d)	Reflects the elimination of Heelys historical operations that are not related to the licensing business. Licensing arrangements do not incur significant cost of sales; therefore they are eliminated in the pro forma adjustments. Operating expenses assumes the elimination of sales and marketing expenses only, and does not assume the elimination of general and administrative expenses. Interest income is eliminated due to the use of Heelys investments in order to fund the acquisition. Other expenses are eliminated as they are not considered to be a part of the Heelys licensing model and ongoing operations.

(e)	Represents revenues from Heelys license agreement based on expected minimum royalties and additional revenues based on a percentage of sales from the Heelys brand. Pro forma revenues reflect the transition of Heelys business from a wholesale model to a licensing model. Licensing revenues are estimated to be approximately 8.0% of historical wholesale revenues, which approximates revenues from the Heelys license agreement.

(f)	Reflects the 4,966,667shares of Sequential’s common stock issued in connection with the private placement transaction, the 5,523,810 shares of Sequential’s common stock issued in connection with the TCP Conversion and the 2,833,596 shares of Sequential’s common stock issued in connection with the Brand Matter Acquisition.